UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 883-9490

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2023, SpringWorks Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Cowen and Company, LLC and Guggenheim Securities, LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 9,482,758 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $29.00 per share (the “Offering Price”), less underwriting discounts and commissions. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,422,413 shares of Common Stock at the Offering Price. The Company estimates that the net proceeds from the Offering will be approximately $260.1 million, or approximately $299.2 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock, after deducting underwriting discounts and estimated offering expenses. The Offering is expected to close on or about December 7, 2023, subject to customary closing conditions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-275262), including the prospectus dated November 2, 2023, as supplemented by a prospectus supplement dated December 4, 2023, filed on December 6, 2023.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 4, 2023, the Company issued a press release announcing the Offering. On December 5, 2023, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 4, 2023, among SpringWorks Therapeutics, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Cowen and Company, LLC and Guggenheim Securities, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by SpringWorks Therapeutics, Inc. on December 4, 2023.

99.2	Press release issued by SpringWorks Therapeutics, Inc. on December 5, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpringWorks Therapeutics, Inc.

Date: December 6, 2023	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer